OrthoPediatrics Corp. Reports Third Quarter 2020 Financial Results
Record Sales Drive Significant Improvement in EBITDA

WARSAW, Indiana, November 4, 2020 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq:KIDS), a Company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 and Recent Business Highlights
•Generated total revenue of $22.2 million for third quarter 2020, up 7.0% from $20.7 million in third quarter 2019, and saw continued progress of underlying demand trends in the U.S.
•Maintained positive domestic momentum driving U.S. revenue growth of 16.7% during the third quarter 2020 compared to the third quarter 2019.
•Continued strong Orthex execution, with a 167% increase in first-time users year-to-date over Prior Year.
•Increased the number of established hospital sites fully approved for ApiFix surgeries to 7, with all initial procedures during the quarter deemed highly successful.
•Expanded the domestic sales organization to 166 consultants, up 5.1% from third quarter 2019 of 158 consultants.
•Increased international agency sales and domestic growth drove strong gross margin, and combined with continued cost control, delivered positive adjusted EBITDA during the quarter.

Mark Throdahl, Chief Executive Officer of OrthoPediatrics, commented, “During the quarter, the Company continued to navigate the pandemic environment confidently, delivering overall revenue growth and improved EBITDA, resulting in positive adjusted EBITDA. In the U.S., Trauma & Deformity and Scoliosis grew in line with total domestic sales, and Scoliosis users increased 33% year-to-date over Prior Year. Domestic sales growth accelerated significantly during the quarter, a trend that was offset somewhat by the lagging recovery in some international markets, particularly in Latin America. Operationally, the Company continued to execute on important strategic initiatives, including driving increased Orthex and ApiFix adoption with a growing number of surgeons, controlling expenses, and continued work converting several international stocking distributors to sales agencies.”

Mr. Throdahl continued, “While the COVID-19 pandemic is posing an unprecedented challenge to many businesses across the world, OrthoPediatrics remains focused on maintaining its positive momentum into the remainder of 2020 and into next year. The Company remains committed to supporting our patients and surgeons with no reductions in financial support of important surgical societies. OrthoPediatrics believes this patient-centered approach, along with its leading market position and consistent execution, provide a strong foundation for continued robust growth.”

Third Quarter 2020 Financial Results
Total revenue for the third quarter of 2020 was $22.2 million, a 7.0% increase compared to $20.7 million for the same period last year. U.S. revenue for the third quarter of 2020 was $19.6 million, a 16.7% increase compared to $16.8 million for the same period last year, representing 88.2% of total revenue. International revenue for the third quarter of 2020 was $2.6 million, a 33.8% decrease compared to $4.0

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million for the same period last year, representing 11.8% of total revenue. International performance was strongest in EMEA and Asia-Pacific, particularly with our sales agencies. With fewer stand-alone pediatric hospitals, international procedure trends are taking longer to normalize, and recovery in the international markets continues to lag the recovery seen thus far in the U.S.

Trauma and Deformity revenue for the third quarter of 2020 was $15.0 million, an 8.2% increase compared to $13.8 million for the same period last year. Scoliosis revenue was $6.6 million, a 1.3% increase compared to $6.5 million for the third quarter of 2019. Sports Medicine/Other revenue for the third quarter of 2020 was $0.7 million, a 55.5% increase compared to $0.4 million for the same period last year. Strong growth in Trauma continued to drive domestic sales, with encouraging signs of recovery seen in elective deformity surgeries. As mentioned before, Trauma & Deformity and Scoliosis grew in line with total domestic sales.

Gross profit for the third quarter of 2020 was $17.6 million, an 11.0% increase compared to $15.9 million for the same period last year. Gross profit margin for the third quarter of 2020 was 79.4%, compared to 76.6% for the same period last year.

Total operating expenses for the third quarter of 2020 were $20.1 million, a 15.5% increase compared to $17.4 million for the same period last year. The increase in operating expenses was driven by a 35.2% increase in general and administration expense primarily as a result of increased non-cash stock compensation as well as depreciation from increased set deployment. Operating loss for the third quarter of 2020 was ($2.5) million compared to ($1.5) million for the same period last year.

Net interest expense for the third quarter of 2020 was $1.0 million, compared to $1.3 million for the same period last year. This was primarily the fair value adjustment of contingent consideration related to the ApiFix acquisition.

Net loss from continuing operations for the third quarter of 2020 was ($4.5) million, compared to ($2.9) million for the same period last year. Net loss per share for the period was ($0.24) per basic and diluted share, compared to ($0.18) per basic and diluted share for the same period last year.

Adjusted EBITDA for the third quarter of 2020 was $1.1 million as compared to $0.7 million for the third quarter of 2019. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the three-month period ended September 30, 2020 was 19,112,797 shares.

In the third quarter of 2020, we had 166 sales representatives, up 5.1% compared to 158 in the same period of 2019.

The change in property and equipment during the third quarter of 2020 was $1.3 million, which compared to $2.0 million for the same period last year. This reflects the deployment of consigned sets, which includes product specific instruments and cases and trays, and acquisition related costs. Including the implants, in the third quarter 2020 $4.0 million of consigned sets were deployed in support of growing adoption of new products, compared to $1.7 million during the third quarter of 2019 — an increase of 135%.

As of September 30, 2020, cash and restricted cash totaled $89.7 million, compared to $114.4 million as of June 30, 2020. On July 15, the Company repaid the $20 million principal amount outstanding under its term loan agreement, together with all unpaid interest and other related amounts payable and has no

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outstanding term loan obligations. The Company also expanded its revolving credit facility to $25 million, and extended it by one year, to January 2024, with the full $25 million currently available.

Financial Guidance
The Company expects overall sales growth during the fourth quarter 2020 to be similar to the third quarter. Fourth quarter sales growth in the U.S. is expected to accelerate slightly, while the international sales decline in the fourth quarter should be similar to the third quarter. While the progression of the COVID pandemic and its impact on US and international procedures remain uncertain, the Company remains confident in achieving its long-term financial goals.

Conference Call
OrthoPediatrics will host a conference call on Thursday, November 5, 2020, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 5038238. A live webcast and replay of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2020, as updated and supplemented by our other SEC reports filed time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss from continuing operations, plus interest expense (net) plus other expense, depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, and acquisition related costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA

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contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of net loss from continuing operations to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic Company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 35 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contacts
The Ruth Group
Jan Medina, CFA
(646) 536-7035
jmedina@theruthgroup.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash	$88,372	$70,777
Restricted cash	1,369	1,250
Accounts receivable - trade, less allowance for doubtful accounts of $208 and $506, respectively	17,064	16,003
Inventories, net	52,032	38,000
Notes receivable	476	564
Prepaid expenses and other current assets	2,065	1,464
Total current assets	161,378	128,058

Property and equipment, net	24,275	21,349

Other assets:
Amortizable intangible assets, net	48,898	14,484
Goodwill	60,148	13,773
Other intangible assets	13,305	4,490
Total other assets	122,351	32,747

Total assets	$308,004	$182,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	6,904	6,467
Accrued compensation and benefits	4,772	4,349
Current portion of long-term debt with affiliate	129	124
Current portion of acquisition installment payable	11,920	—
Other current liabilities	2,022	2,723
Total current liabilities	25,747	13,663

Long-term liabilities:
Long-term debt with affiliate, net of current portion	1,078	26,067
Acquisition installment payment, net of current portion	12,402	—
Contingent consideration	29,009	—
Operating lease liabilities	332	63
Total long-term liabilities	42,821	26,130

Total liabilities	68,568	39,793

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 19,554,621 shares and 16,723,128 shares issued as of September 30, 2020 (unaudited) and December 31, 2019, respectively	5	4
Additional paid-in capital	387,117	271,182
Accumulated deficit	(147,753)	(128,822)
Accumulated other comprehensive income (loss)	67	(3)
Total stockholders' equity	239,436	142,361
Total liabilities and stockholders' equity	$308,004	$182,154

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$22,205	$20,744	$52,154	$53,600
Cost of revenue	4,566	4,849	12,241	13,431
Gross profit	17,639	15,895	39,913	40,169

Operating expenses:
Sales and marketing	9,237	8,771	22,421	22,924
General and administrative	9,823	7,267	28,281	19,448
Research and development	1,077	1,396	3,223	3,843
Total operating expenses	20,137	17,434	53,925	46,215

Operating loss	(2,498)	(1,539)	(14,012)	(6,046)

Other expenses:
Interest expense, net	1,010	1,297	2,788	2,232
Fair value adjustment of contingent consideration	909	—	1,819	—
Other expense	122	41	312	78
Total other expenses	2,041	1,338	4,919	2,310

Net loss from continuing operations	(4,539)	(2,877)	(18,931)	(8,356)
Net income from discontinued operations	—	213	—	54
Net loss	$(4,539)	$(2,664)	$(18,931)	$(8,302)
Weighted average common shares - basic and diluted	19,112,797	14,639,020	17,700,429	14,487,015
Net loss per share - basic and diluted	$(0.24)	$(0.18)	$(1.07)	$(0.57)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(18,931)	$(8,302)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,696	3,258
Stock-based compensation	4,712	1,896
Fair value adjustment of contingent consideration	1,819	—
Acquisition installment payable	1,702	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	(389)	(5,126)
Inventories	(12,340)	(6,491)
Prepaid expenses and other current assets	(215)	(360)
Accounts payable - trade	155	3,680
Accrued expenses and other liabilities	(558)	11
Other	(24)	1
Net cash used in operating activities - continuing operations	(18,373)	(11,433)
Net cash provided by operating activities - discontinued operations	—	590
Net cash used in operating activities	(18,373)	(10,843)

INVESTING ACTIVITIES
Acquisition of Telos, net of cash acquired	(1,670)	—
Acquisition of ApiFix, net of cash acquired	(1,723)	—
Acquisition of Band-Lok intangible assets	(796)	—
Acquisition of Vilex and Orthex, net of cash acquired	—	(49,687)
Purchases of licenses	—	(170)
Purchases of property and equipment	(6,448)	(10,536)
Net cash used in investing activities	(10,637)	(60,393)

FINANCING ACTIVITIES
Proceeds from issuance of debt with affiliate	—	30,000
Payments on debt with affiliate	(25,000)	—
Proceeds from issuance of common stock, net of issuance costs	70,207	—
Proceeds from exercise of stock options	1,629	1,141
Payments on mortgage notes	(88)	(88)
Net cash provided by financing activities	46,748	31,053

Effect of exchange rate changes on cash	(24)	—

NET INCREASE (DECREASE) IN CASH	17,714	(40,183)

Cash and restricted cash, beginning of year	$72,027	$60,691
Cash and restricted cash, end of period	$89,741	$20,508
Less cash of discontinued operations, end of period	$—	$839
Cash and restricted cash of continuing operations, end of period	$89,741	$19,669

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In Thousands)

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$1,218	$2,232
Transfer of instruments from property and equipment to inventory	$645	$593
Issuance of common shares to acquire Vilex and Orthex	$—	$10,000
Issuance of common shares to acquire Telos	$1,568	$—
Issuance of common shares to acquire ApiFix	$35,176	$—
Issuance of common shares to acquire Band-Lok intellectual property	$2,644	$—

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by geographic location:	2020	2019	2020	2019
U.S.	$19,583	$16,785	$45,113	40,900
International	2,622	3,959	7,041	12,700
Total	$22,205	$20,744	$52,154	$53,600

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by category:	2020	2019	2020	2019
Trauma and deformity	$14,969	$13,836	36,399	35,740
Scoliosis	6,555	6,470	14,102	16,594
Sports medicine/other	681	438	1,653	1,266
Total	$22,205	$20,744	$52,154	$53,600

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss from continuing operations	$(4,539)	$(2,877)	$(18,931)	$(8,356)
Interest expense, net	1,010	1,297	2,788	2,232
Other expense	122	41	312	78
Depreciation and amortization	2,374	1,361	5,696	3,231
Stock-based compensation	1,259	733	4,712	1,896
Fair value adjustment of contingent consideration	909	—	1,819	—
Acquisition related costs	1	148	336	737
Adjusted EBITDA	$1,136	$703	$(3,268)	$(182)

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